Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Model N, Inc. of our report dated November 20, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Model N, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 20, 2020